                                                                   EXHIBIT 10.17

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                                 COAXICOM, INC.


                       8% SERIES C CONVERTIBLE REDEEMABLE


                                PREFERRED STOCK



                         SECURITIES PURCHASE AGREEMENT


                           Dated as of April 23, 1999


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

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT, dated as of April 23, 1999 (this "Agreement"), among Coaxicom, Inc., a Delaware corporation (the "Company"), Baker Communications Fund, L.P. ("Baker") and the holders of Series A Preferred Stock of the Company and Series B Preferred Stock of the Company listed on Schedule A to this Agreement (the "Holders"; the Holders and Baker being collectively referred to herein as, the "Purchasers").

                                  WITNESSETH:

     WHEREAS, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, the Preferred Shares (as such term is defined below) as set forth below; and

     WHEREAS, certain terms used in this Agreement are defined in Section 9.1 hereof;

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

     1.   Sale and Purchase of Securities.

          1.1. Sale and Purchase of Initial Preferred Shares.
               ---------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, on the date hereof (sometimes referred to herein as, the "Closing Date"), the Company is issuing, selling and delivering to Baker, and Baker is purchasing from the Company, for the Baker Purchase Price (as defined in Section 2.1(a) hereof) 4,478,481 shares of 8% Series C Convertible Redeemable Preferred Stock of the Company (the "Baker Preferred Shares").

          (b) Subject to the terms and conditions of this Agreement, on the date hereof, the Company is issuing, selling and delivering to the Holders in the denominations set forth on Schedule A, and the Holders are purchasing from the Company, for the Holders' Purchase Price (as defined in Section 2.1(b) hereof) 1,791,394 shares of 8% Series C Convertible Redeemable Preferred Stock of the Company (the "Holders' Preferred Shares"; the Holders' Preferred Shares and the Baker Preferred Shares are collectively referred to herein as, the "Initial Preferred Shares"). The Initial Preferred Shares shall have the rights, preferences and designations set forth in the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Amended and Restated Certificate of Incorporation").

          1.2. Sale and Purchase of Additional Preferred Shares.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, the Purchasers shall have the option to purchase an aggregate of 5,300,892 shares of 8% Series D Convertible Redeemable Preferred Stock of the Company

(the "Series D Preferred Shares" and together with the Initial Preferred Shares, the "Preferred Shares"), on a pro-rata basis based on their ownership of the Initial Preferred Shares, at any time after the Closing Date. The option to purchase the Series D Preferred Shares shall be exercisable independently by Baker and each of the Holders in the denominations set forth on Schedule B, and Baker and each of the Holders, in each such case, shall be entitled to exercise their respective portion of such option in whole but not in part. The Series D Preferred Shares shall have the rights, preferences and designations set forth in the Amended and Restated Certificate of Incorporation. The initial conversion price applicable to the conversion of the Series D Preferred Shares into Common Stock of the Company shall be set forth in the Amended and Restated Certificate of Incorporation, except that the initial conversion price shall be subject to adjustment for anti-dilutive events occurring prior to the purchase of the Series D Preferred Shares, in accordance with the anti-dilution provisions contained in paragraph 5 of Section (E) of the Amended and Restated Certificate of Incorporation which shall apply as if the Series D Preferred Shares were outstanding as of the date of such anti-dilutive events. After December 31, 1999, the Company may send a written notice to the Purchasers requesting the Purchasers to exercise their option to purchase the Series D Preferred Shares provided for in this Section 1.2. If no such notice is sent by the Company by February 15, 2000, the option provided for in this Section 1.2 shall automatically expire. If such notice is sent by the Company, the Purchasers shall have thirty-five (35) days from the date of such notice to notify the Company of its intention to exercise the option and forty-five (45) days from the date of such notice to consummate its purchase of the Series D Preferred Shares. If the Purchasers do not notify the Company of its election to exercise the option within such thirty-five (35) day period and purchase the Series D Preferred Shares within such forty-five (45) day period, the option provided for in this Section 1.2 shall expire. Notwithstanding anything contained in this
Section 1.2 to the contrary, the option shall not be deemed to expire until such time as the Company has delivered to the Purchasers the certificate and, if applicable, the notice of adjustment to the conversion price referred to in paragraph 5.14.3 of Section (D) of the Amended and Restated Certificate of Incorporation with respect to the Performance Benchmark (as defined therein), and thirty (30) days have elapsed from receipt of such certificate and, if applicable, the notice of adjustment to the conversion price. The Purchasers shall have the right to transfer all or a portion of their option to purchase Series D Preferred Shares to one or more of their respective Affiliates.

     2.   Purchase Price.

          2.1. Amount of Purchase Price.
               ------------------------

          (a) The purchase price for the Baker Preferred Shares being purchased pursuant to Section 1.1(a) shall be an aggregate amount equal to Twenty Million Dollars ($20,000,000) (the "Baker Purchase Price"). The Baker Purchase Price shall be payable as provided in Section 2.2(a) hereof.

          (b) The purchase price for the Holders' Preferred Shares being purchased pursuant to Section 1.1(b) shall be an aggregate amount equal to Eight Million Dollars ($8,000,000) (the "Holders' Purchase Price"; the Holders' Purchase Price and the Baker Purchase Price are collectively referred to herein as, the "Purchase Price"). The portion of the Holders' Purchase Price payable by each of the Holders shall be in the amount specified in Schedule A and is being paid as provided in Section 2.2(b) hereof.

          2.2. Payment of the Purchase Price.
               -----------------------------

          (a) Baker is paying the Baker Purchase Price by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company and Baker, to the account of the Company as shall have been designated in advance to Baker by the Company.

          (b) At the Closing, the Holders are paying the Holders' Purchase Price as follows: (i) Four Million Dollars ($4,000,000) plus interest accrued thereon through the Closing Date through the conversion of a Four Million Dollar ($4,000,000) bridge loan evidenced by promissory notes dated February 26, 1999 (the "Notes") from the Holders to the Company, and (ii) the remainder of the Holders' Purchase Price by wire transfer of clearing house funds or by such other method as may be reasonably acceptable to the Company and the Holders, to the account of the Company as shall have been designated in advance to the Holders by the Company. The issuance of the Holders' Preferred Shares shall be in complete satisfaction of the Company's obligations under the Notes.

          2.3. Purchase Price for Additional Preferred Shares.  If the
               ----------------------------------------------
Purchasers exercise their respective options to purchase the Series D Preferred Shares provided for in Section 1.2, the purchase price for such Series D Preferred Shares shall be $5.28213 per Series D Preferred Share or an aggregate of Twenty Eight Million Dollars ($28,000,000) (the "Series D Purchase Price"). The Series D Purchase Price shall be paid at a closing as described in Section
3.2 hereof by wire transfer of clearing house funds or by such other method as may be reasonably acceptable to the Company and the Purchasers, to the account of the Company as shall have been designated in advance to the Purchasers by the Company.

     3.   Closing.

          3.1. Closing Date.   The closing of this Agreement (the "Closing") is
               ------------
taking place on April 23, 1999 at the offices of Swidler Berlin Shereff Friedman, LLP in New York, New York, or at such other time, date or place as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver or cause to be delivered the documents referred to in
Section 8 hereof.

          3.2. Closing Date for Additional Preferred Shares.   The closing for
               --------------------------------------------
the purchase of the Series D Preferred Shares (the "Series D Preferred Shares Closing Date") shall be at a mutually acceptable time and place. At the Series D Preferred Shares Closing, the Company shall execute and deliver or cause to be delivered such documents referred to in Section 8.1(f) and (i) hereof, dated as of the Series D Preferred Shares Closing Date, as are requested by the Purchasers, and stock certificates representing the Series D Preferred Shares being purchased at such closing against delivery of the Series D Purchase Price in respect of such shares paid in accordance with Section 2.3 hereof, provided, however, the inability of counsel to the Company to render an unqualified opinion on matters requested by the Purchasers shall not give rise to any recourse on the part of the Purchasers other than to decline to exercise the option specified in Section 1.2.

     4.   Representations and Warranties of the Company.

     The Company hereby represents and warrants to the Purchasers that:

          4.1. Organization and Good Standing, Capitalization.
               ----------------------------------------------

          (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and, except as specifically stated therein, is in good standing under the laws of each jurisdiction specified on
Schedule 4.1(a), which includes each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization except where the failure to so qualify would not individually, or in the aggregate, result in a Material Adverse Effect.

          (b) The authorized and issued capital stock of the Company immediately prior to and immediately after the Closing is as set forth on
Schedule 4.1(b). Except as disclosed on Schedule 4.1(b), (i) there is no option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, (ii) there are no securities of the Company outstanding which upon conversion or exchange would require, and (iii) there are no stock appreciation rights, or other similar rights based on securities of the Company, which would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as disclosed on Schedule 4.1(b) and other than this Agreement, the Company is not a party to, nor is it aware of, any voting trust or other voting agreement or with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company. Except as disclosed on
Schedule 4.1(b) and other than this Agreement, there are no securities of the

Company that are entitled to registration rights and the Company is not a party to, nor is it aware of, any registration rights agreement or other agreement with respect to the registration of any of the securities of the Company.

          4.2. Authorization of Agreement; Enforceability.  The Company has all
               ------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Transaction Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Purchasers), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4.3. Subsidiaries, Joint Ventures, Partnerships, Etc.  Except as set
               ------------------------------------------------
forth on Schedule 4.3, the Company has no subsidiaries. The securities of each subsidiary owned, directly or indirectly, by the Company are held free and clear of all Liens, and all such securities have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.3, the Company is not a participant in any joint venture, partnership or similar arrangement.

          4.4. Consents of Third Parties.  Except as set forth on Schedule 4.4,
               -------------------------
none of the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of their properties or assets is bound, (c) constitute a violation of any Law applicable to the Company or its subsidiaries; or (d) result in the creation of any Lien upon the properties or assets of the Company or its subsidiaries.
Other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or its subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

          4.5. Authorization of Preferred Shares and Common Stock.
               --------------------------------------------------

          (a) The issuance, sale, and delivery of the Preferred Shares to be purchased pursuant to this Agreement have been duly authorized by all requisite action of the Company, and, when issued and delivered to the Purchasers in accordance with this Agreement, such Preferred Shares will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, except as specifically provided for herein with respect to the Purchasers, not subject to preemptive or any other similar rights of the stockholders of the Company or others.

          (b) The issuance, sale, and delivery of the Common Stock to be delivered upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Common Stock will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, except as specifically provided for herein with respect to the Purchasers, and those which have been waived as set forth on Schedule 4.5, not subject to preemptive or any other similar rights of the stockholders of the Company or others.

          4.6. Financial Statements.   Attached hereto as Schedule 4.6 are (a)
               --------------------
copies of (i) the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1998, the unaudited consolidated statement of income and retained earnings of the Company and its subsidiaries for the fiscal year ended December 31, 1998, and the unaudited consolidated statement of cash flows of the Company and its subsidiaries for the fiscal year ended December 31, 1998 and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 and the unaudited consolidated statement of income and retained earnings and the unaudited consolidated statement of cash flows of the Company and its subsidiaries, each for the fiscal year ended December 31, 1997 (the "Unaudited Year End Financial Statements") and (b) the unaudited consolidated balance sheet of the Company and its subsidiaries as of March 31, 1999, the unaudited consolidated statement of income and retained earnings of the Company and its subsidiaries for the three month period ended March 31, 1999, and the unaudited consolidated statement of cash flows of the Company and its subsidiaries for the three-month period ended March 31, 1999 (the "Unaudited Quarterly Financial Statements," and together with the Unaudited Year End Financial Statements, the "Financial Statements"). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with GAAP, except that they omit footnotes and other presentation items and, in the case of the Unaudited Quarterly Financial Statements are subject to normal year end adjustments, and in conformity with the practices consistently applied by the Company and its subsidiaries and presents fairly the financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated.

          4.7. No Undisclosed Liabilities.  Except as set forth on Schedule 4.7,
               --------------------------
the Company and its subsidiaries have no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) obligations under Contracts described in Schedule 4.13 or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds therein; (b) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed); (c) liabilities (other than accounts payable) incurred since the Unaudited Quarterly Financial Statements, in the ordinary course of business consistent with past practice; and (d) accounts payable in excess of those shown on the Financial Statements, incurred in the ordinary course of business consistent with past practice, the sum of which (other than in respect of accrued compensation and related benefits) is, in the aggregate, not greater than $250,000.

          4.8. Absence of Certain Developments.
               -------------------------------

          (a) Except as set forth on Schedule 4.8(a), the general nature of the business of the Company and its subsidiaries is described in the business plan of the Company (the "Business Plan"), which previously has been delivered to the Purchasers. The financial projections contained in the Business Plan are based on and reflect facts that the Company believes still exist and assumptions that the Company believes are still reasonable, as of the date of this Agreement.

          (b) Except as set forth on Schedule 4.8(b) and since the date of the Unaudited Year End Financial Statements:

               (i) there has not been any Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

               (ii) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

               (iii) there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

               (iv) except as accrued on the Unaudited Quarterly Financial Statements, the Company and its subsidiaries have not awarded or paid any bonuses to

Employees or Representatives of the Company and its subsidiaries nor has the Company and its subsidiaries entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by the Company and its subsidiaries to any of their Employees or Representatives or agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such Employees or Representatives, other than in the ordinary course of business consistent with past practice and with the operating expense budget of the Company and its subsidiaries reflected in the projections contained in the Business Plan, and other than as may have been required by law or insurers;

          (v) the Company and its subsidiaries have not made any loans, advances (other than compensation advances to employees that in the aggregate do not exceed $30,000) or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company and its subsidiaries (other than payments between the Company and a subsidiary);

          (vi) the Company and its subsidiaries have not transferred or granted any rights under any Contracts, leases, licenses, agreements or intangible property (as set forth in Section 4.12 hereof) used by the Company or its subsidiaries in their business which could result in a Material Adverse Change;

          (vii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company and its subsidiaries having a replacement cost of more than $100,000 for any single loss or $100,000 for all such losses;

          (viii) the Company and its subsidiaries have not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or its subsidiaries, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

          (ix) the Company and its subsidiaries have not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which would not have a Material Adverse Effect;

          (x) the Company and its subsidiaries have not entered into any contract or made any binding commitment to make any capital expenditures or capital additions or betterments in any such case obligating the Company or its subsidiaries to pay an amount in any twelve-month period in excess of $25,000 individually or $100,000 in the aggregate;

               (xi) there has not been any default under any material agreement or the occurrence of any event, which with notice or lapse of time or both would result in a default under any such agreement;

               (xii) the Company and its subsidiaries have not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business which did not result in a Material Adverse Change;

               (xiii) the Company and its subsidiaries have not entered into any material transaction other than in the usual and ordinary course of business except for this Agreement;

               (xiv) the Company and its subsidiaries have not encountered any labor difficulties or labor union organizing activities which could reasonably be expected to result in a Material Adverse Effect;

               (xv) the Company and its subsidiaries have not made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted;

               (xvi) the Company and its subsidiaries have not disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements; or

               (xvii) to the Company's knowledge, suffered or experienced any change in the relationship or course of dealings between the Company or its subsidiaries and any of their suppliers or customers which supply goods or services to the Company and its subsidiaries or purchase goods or services from the Company and its subsidiaries, which resulted or is likely to result in a Material Adverse Effect.

          4.9  Taxes.   Except as disclosed on Schedule 4.9, the Company and its
               -----
subsidiaries have filed all Tax returns (including statements of estimated Taxes owed) required to be filed within the applicable periods (subject to extensions) for such filings and have paid all Taxes required to be paid, and have established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. All information provided in such returns is complete and accurate in all material respects. No deficiencies for any Tax are currently assessed against the Company and/or its subsidiaries, and, except as set forth on Schedule 4.9, no Tax returns of the Company and/or its subsidiaries have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. There is no Tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries. Except as disclosed on Schedule 4.9, the

Company and its subsidiaries have withheld from its employees and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all employee Tax withholding provisions of all applicable Laws.

          4.10.  Real Property.
                 -------------

          (a)    The Company and its subsidiaries do not own any real property.

          (b) Schedule 4.10(b) sets forth a complete list of all real property and interests in real property leased by the Company and its subsidiaries (each a "Real Property Lease", and collectively, the "Real Property Leases") as lessee or lessor. To the knowledge of the Company, the Company and its subsidiaries have good and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens. The Company and its subsidiaries have no reason to believe that such title would not be insurable subject to customary exceptions.

          (c) To the knowledge of the Company, each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or its subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

          (d) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. To the knowledge of the Company, with respect to those Real Property Leases that were assigned or subleased to the Company or its subsidiaries by a third party, all necessary consents to such assignments or subleases have been obtained.

          4.11.  Tangible Personal Property.  Except for property sold or
                 --------------------------
otherwise disposed of in the ordinary course of business since December 31, 1998 and except as set forth on Schedule 4.11, the Company and its subsidiaries own free and clear of any Liens, all of the personal property reflected as owned by the Company and its subsidiaries in the balance sheet contained in the Unaudited Quarterly Financial Statements, and all other material items of personal property acquired by the Company through the date hereof All material items of such personal property are in good operating condition, normal wear and tear excepted.

          4.12.  Intangible Property.  Except where failure could not reasonably
                 -------------------
be foreseen to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company or its subsidiaries infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and the Company does not know of any basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company or its subsidiaries, or which the Company or its subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or its subsidiaries, and the Company does not know of any basis for any such claim (whether or not pending or threatened). No Employee of the Company or its subsidiaries has any rights to own or license the Intellectual Property owned or licensed by the Company or its subsidiaries in connection with the operation of its business. No Employee of the Company or its subsidiaries has infringed on the Intellectual Property rights of another entity. The Company and its subsidiaries have not granted or assigned to any other person or entity any right to assemble or sell the products or proposed products or to provide the services or proposed services of the Company and its subsidiaries.

          4.13.  Material Contracts.
                 ------------------

          (a) Except as set forth on Schedule 4.13(a), neither the Company, its subsidiaries nor any of their properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business, or involving a commitment or payment by the Company or its subsidiaries in excess of $100,000 in any twelve-month period (whether or not in the ordinary course) or, in the Company's belief, otherwise material to the business of the Company or its subsidiaries; (ii) Contract among stockholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the Company, its subsidiaries or any other Person or involving a sharing of profits; (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company or its subsidiaries; (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract; (v) Contract with any Governmental Body other than in the ordinary course of business; (vi) Contract with respect to the discharge, storage or removal of hazardous materials; or (vii) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Contracts listed on Schedule 4.13(a) (except as noted thereon), together with all amendments, modifications, supplements or side letters to such Contracts.

          (b)    (i)    Each of the Contracts listed on Schedule 4.13(a) is
valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract listed on Schedule 4.13(a) by the Company, its subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder that could have a Material Adverse Effect.

                 (ii) No previous or current party to any Contract has given written notice to the Company or any of its subsidiaries of or made a claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

          (c) With respect to the Contracts listed on Schedule 4.13(a) that were assigned to the Company or its subsidiaries by a third party, all necessary consents to such assignment have been obtained.

          4.14.  Employee Benefit Plans, ERISA.
                 -----------------------------

          (a)    Schedule 4.14.   sets forth an accurate and complete list of
                 -------------
all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit plans, arrangements or policies, which are currently maintained and/or sponsored by the Company and its subsidiaries, or to which the Company and its subsidiaries currently contribute, or have an obligation to contribute (collectively the "Plans").

          (b) The Company has made available to the Purchasers, for each Plan, a true and complete copy of (i) the plan document currently in effect, and any amendments thereto, (ii) any trust agreement, insurance contract or other agreement or arrangement for the funding of benefits under the Plan, (iii) a copy of the most recent summary plan description ("SPD"), and all summaries of material modifications to such SPD, (iv) if the Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the most recent determination letter issued by the Internal Revenue Service (the "IRS") for the Plan, and the request filed with the IRS for such determination, (v) the most recent annual report (Form 5500) for the Plan, if such form is required by law to be filed for the Plan and (vi) the most recently issued financial statement, if any, for the Plan.

          (c) All of the Plans are in substantial compliance with all applicable provisions of ERISA and the Code, and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the IRS to be so qualified (or applications for determination letters have been timely submitted to the IRS). All reports and other documents required to be filed with the IRS, the Department of Labor or any other Governmental Body or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, or tax returns) have been timely filed or distributed. Neither any Plan, the Company or any of its subsidiaries has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code or Section 302 of ERISA. For the six-year period ending on the date of this Agreement, the Company and its subsidiaries have not contributed to, or been obligated to contribute to, any multiemployer plan (within the meaning of Section 3(37) of ERISA), a multiple employer plan (as described in Section 413(c) of the Code), any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) or any plan which is subject to Title IV of ERISA.

          (d) The Company and its subsidiaries are not, or at any time during the six-year period ending on the date of this Agreement have been, aggregated, and treated as a single employer, with any other entity under Section 414(b),
(c), (m) or (o) of the Code.

          (e) All contributions to each Plan, including both employee and employer contributions, which are required to have been made, whether by virtue of the terms of the particular Plan or by operation of law, have been made by the due date thereof (including all applicable extensions), and all contributions to each Plan which are not yet due but which relate to periods which began prior to the date hereof have been paid or have been appropriately reflected on the financial statements.

          (f) No Governmental Body has initiated any examination or audit or, to the Company's knowledge, any investigation of any Plan which has not been completed.

          (g) There is no litigation, arbitration, disputed claim, settlement or adjudication proceeding pending or, to the Company's knowledge, threatened with respect to any Plan.

          (h) Except as disclosed in Schedule 4.14, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) cause any payment (whether of severance pay or otherwise) not otherwise due from becoming due from any of the Plans, or from the Company and its subsidiaries with respect to any of the Plans, to any individual, or (ii) cause the vesting, acceleration of payment, or increase in the amount of any benefit payable under any of the Plans to any individual.

          (i) Except as disclosed in Schedule 4.14, any hospital, medical, dental, vision, sickness or accident, survivor or death benefit, disability or similar benefit coverage provided under any Plan is provided solely through insurance policies. Except as disclosed in Schedule 4.14, no Plan provides for hospital, medical, death, survivor or any other welfare benefit for retired or former employees, officers or directors, except as required by the Section 4980B of the Code or Sections 601 to 608 of ERISA.

          (j) Except as disclosed in Schedule 4.14, the Company and its subsidiaries are not under any obligation (express or implied) to modify any Plan or to establish any additional employee benefit plan.

          (k) The Financial Statements of the Company and its subsidiaries reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of prior periods.

          4.15.  Employees.
                 ---------

          (a) To the knowledge of the Company, no key executive Employee and no group of Employees or independent contractors of the Company or any of its subsidiaries has any plans to terminate his, her or its employment or relationship as an Employee or independent contractor with the Company or any of its subsidiaries.

          (b) Schedule 4.15 sets forth a true and complete list of the name and amount of annual cash compensation of each Employee of the Company and its subsidiaries whose current annual cash compensation is $75,000 or more, together with such person's job title and amounts and forms of compensation and fringe and severance benefits.

          (c) To the knowledge of the Company, no key executive Employee or any other Employee of the Company and its subsidiaries is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or order of any court or administrative agency, (i) that would conflict with such Employee's obligations to the Company and its subsidiaries or (ii) that would conflict with the business of the Company and its subsidiaries as now conducted or proposed to be conducted.

          4.16.  Labor Laws.   The Company and its subsidiaries are in
                 ----------
compliance in all material respects with all applicable Laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

          4.17. Litigation.   There are no Legal Proceedings pending or, to the
                ----------
knowledge of the Company, threatened that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company and its subsidiaries in connection with the consummation of the transactions contemplated hereby or thereby. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company and its subsidiaries or any of their properties or assets, at law or in equity, and, to the knowledge of the Company, there exists no reasonable basis therefor. There is no outstanding or, to the knowledge of the Company, threatened Order of any Governmental Body against the Company and its subsidiaries or any of their properties or assets.

          4.18. Compliance with Laws; Permits.
                -----------------------------

          (a) The Company and its subsidiaries are and, to the knowledge of the Company, at all times have been in compliance with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company and its subsidiaries or to the conduct of the business or operations of the Company and its subsidiaries or the use of their properties (including any leased properties) and assets. The Company and its subsidiaries have not received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

          (b) Except as set forth on Schedule 4.18(b), and to the knowledge of the Company, the Company and its subsidiaries have all Permits necessary for the conduct of its business where the failure to have such Permits could have a Material Adverse Effect; such Permits have been validly issued, and the Company and its subsidiaries have complied in all material respects with all conditions of such Permits applicable to it; no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit; all such Permits are in full force and effect without further consent or approval of any Person; and the Company and its subsidiaries have not received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company and its subsidiaries.

          4.19. Investment Company Act.  The Company and its subsidiaries are
                ----------------------
not, nor are they directly or indirectly controlled by or acting on behalf of, any Person that is an investment company within the meaning of the Investment Company Act of 1940, as amended.

          4.20. Transactions with Affiliates.   Except for expenses in the
                ----------------------------
ordinary course of business and except as set forth on Schedule 4.20, neither the Company nor its subsidiaries has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amount involved is material to the business of the Company.

          4.21. Disclosures; Survival. This Agreement, the Financial Statements,
                ---------------------
the schedules provided in connection with this Agreement and the Business Plan do not contain any untrue statement of material fact and do not fail to state a material fact necessary in order to make the statements contained herein and therein not misleading. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive for a period of twenty-four (24) months following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except that the representations and warranties set forth in Sections 4.1, 4.2, and 4.5 shall survive in perpetuity and the representations and warranties set forth in Sections 4.9 and 4.14 shall survive for the applicable period of the statute of limitations. No representations and warranties of the Company in this Agreement shall be affected by any examination made for or on behalf of the Purchasers, the knowledge of the Purchasers, or the acceptance by the Purchasers of any certificate or opinion.

          4.22. Insurance. There is in full force and effect certain policies of
                ---------
insurance issued by insurers of recognized responsibility, including, without limitation, directors and officers insurance, business interruption insurance and key man insurance in the minimum amounts set forth on Schedule 4.22, insuring the Company and its subsidiaries and their properties, business and projects against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no reason to believe that the Company or its subsidiaries will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or its subsidiaries. Schedule 4.22 sets forth a list of each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium (current and for each of the last three years) and any pending claims thereunder) maintained by the Company and its subsidiaries relating to their properties, assets, business or personnel. Except as disclosed on Schedule 4.22 and to the knowledge of the Company, neither the Company nor its subsidiaries are in default with respect to any provision contained in any insurance policy, and the Company and its subsidiaries have not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

          4.23. Customers and Suppliers.  Schedule 4.23 sets forth a list of the
                -----------------------
ten (10) largest customers and all suppliers paid more than $25,000 per month of the Company and its subsidiaries and the dollar amount of purchases or sales which each such customer or supplier represents. There exists no actual or, to the knowledge of the Company, threatened termination or cancellation of the business conducted by the Company or its subsidiaries with any customer, supplier or group of customers or group of suppliers set forth on Schedule 4.23.

          4.24. Year 2000 Problem.  The Company has developed and is in the
                -----------------
process of implementing a plan which the Company believes in good faith is sufficient to ensure that in all material respects all hardware, software, firmware, systems, files, applications, interfaces, databases and other computer-related materials ("Software") that the Company and its subsidiaries own, possess and/or control is or will be designed to be used prior to, during, and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software, without material error relating to the processing, calculating, comparing, sequencing or other use of date data, including: (i) any material error relating to or resulting from date data which represents or references more than one century ("Century-Based Data"), (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data; or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and the implementation of such plan is expected in good faith to be completed in a timely manner. The Company has performed all necessary due diligence and is in the process of performing tests and implementing modifications to all Software that the Company and its subsidiaries own, possess and/or control to design an appropriate plan and to ensure the accuracy of this representation and warranty. The cost of becoming Year 2000 compliant will not exceed $200,000.

          4.25. Financial Advisors.  No agent broker, investment banker, finder,
                ------------------
financial advisor or other person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document.

          4.26. Condition of Properties.  All facilities, machinery, equipment,
                -----------------------
fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the business of the Company and its subsidiaries and conform in all material respects with all applicable Laws.

          4.27. Illegal or Unauthorized Payments; Political Contributions.
                ---------------------------------------------------------
Neither the Company and its subsidiaries nor, to the Company's knowledge, any of their respective officers, directors, Employees, agents or other Representatives of the Company and its subsidiaries have, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not in excess of $5,000 in any single instance and not involving the direct or indirect use of funds of the Company and its subsidiaries.

          4.28. Pending Changes.  To the knowledge of the Company, there is no
                ---------------
pending or imminent change in any Law which is likely to result in a Material Adverse Effect. To the knowledge of the Company, there has been no discovery, change or development in the development, design or marketing of any product or service of the Company and its subsidiaries or of any product or service that is or may be competitive with any such product or service which is likely to result in a Material Adverse Effect.

          4.29. Governmental Inquiries.  To the knowledge of the Company, the
                ----------------------
Company has provided to the Representatives of the Purchasers each material inspection report, questionnaire, inquiry, demand or request for information received by the Company and its subsidiaries from (and the response of the Company thereto), and each material statement, report or other document filed by the Company and its subsidiaries with, the federal government or a federal administrative agency (including but not limited to, the Securities and Exchange Commission, Department of Justice, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, Interstate Commerce Commission, Nuclear Regulatory Commission, Federal Communications Commission), any state securities administrator or any local or state taxing authority.

          4.30. No Public Solicitation.  Neither the Company nor any Person
                ----------------------
acting on its behalf has offered the Preferred Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

          4.31. Access Lines.  As of April 21, 1999, the Company had 52,513
                ------------
access lines in total resale service, none of which qualify for the Performance Benchmark.

          4.32. General Telecommunications Matters.
                ----------------------------------

          (a) Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any authorizations necessary to provide telecommunications services currently provided to customers.

          (b) There are no proceedings or investigations pending or threatened, to the Company's knowledge, before the Federal Communications Commission ("FCC") or any of the various state regulatory agencies with primary regulatory jurisdiction over telecommunications matters ("State Regulatory Agencies") directed specifically at the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company, in which any of the following matters are being considered which are reasonably likely to have a material adverse effect on the Company, nor has the Company or any of its subsidiaries received written notice or inquiry from the FCC or any State Regulatory Agency, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding the Company which are reasonably likely to have a material adverse effect on the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company; (a) increases in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers; (d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or
(g) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by the FCC or any State Regulatory Agency.

          (c) Neither the Company nor any of its subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company (and no such obligations have been imposed upon the Company and remain outstanding), regarding; (a) increases in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers;
(d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or (g) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by the FCC or any State Regulatory Agency, in each case which are reasonably likely to have a material adverse effect on the Company.

          (d) The Company has not transferred, sold any interest in or otherwise taken action to reduce its control over any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which the Company is a party or by which the Company is bound, or impinge the rights of any third party.

          (e) The Company has obtained Section 214 authorization from the FCC, an application for which was filed with the FCC on August 18, 1996.

          (f) The Company has an interstate tariff on file with the FCC, effective as of January 31, 1998.

          (g) No notice of termination has been provided by either Frontier Communications of the West, Inc. or Community Networks, Inc. in connection with that certain Wholesale Service Agreement between Frontier Communications of the West, Inc. and Briar Joy Development Corp., d/b/a/ SCC Telecommunications, Inc. (presently known as Community Networks, Inc.).

          (h) The Company (i) does not own any international facilities or provide services over leased international capacity and (ii) does not have any affiliations with foreign carriers.

          (i) As of the Closing Date, the Company does not have any interlocking directorates within the meaning of 47 C.F.R. 62.2 and 47 C.F.R. 68.18(h)(2).

          (j) The Company has retained for a period of eighteen (18) months the following billing information about each toll telephone call: the name, address, and telephone number of the caller, the telephone number of the party called, and the date, time and length of the call. The Company maintains a master index of records which identifies records, their location and the Company's record destruction policies. The master index contains a certified statement regarding any lost or destroyed documents prior to the expiration of the eighteen (18) month period. The Company has included in its master index, and in the future will include in its master index, any documents which are relevant to a complaint proceeding, and the Company will include such documents in its master index until the final disposition of the complaint proceeding.

          (k) To the Company's knowledge, no complaint has been filed, and no action or investigation is pending, against the Company or any of its subsidiaries with the FCC's Enforcement Division of the Common Carrier Bureau as of the Closing Date.

          (l) The Company and Community Networks, Inc. have obtained certifications to resell telephone service in New York.

          (m) As of the Closing Date, all resold intrastate telecommunications services have been provided by Community Networks, Inc.

          (n) The Company has a New York P.S.C. Tariff No. 1 on file with the New York Public Service Commission for the provision of communications services in New York.

     5.   Representations and Warranties of the Purchasers.

     Each Purchaser hereby represents and warrants to the Company, only as to itself, that:

          5.1.  Capacity; Authorization.  Such Purchaser has all legal capacity
                -----------------------
to enter into this Agreement and to carry out its obligations hereunder. Assuming due execution and delivery by the Company of this Agreement, this Agreement will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.2.  Investment Purposes.  (a)  Such Purchaser is acquiring the
                -------------------
Preferred Shares it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) such Purchaser has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (d) in the case of Baker, it is a resident of the State of New York and the Holders are residents of Maryland and California and (e) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain the information it has deemed material and necessary to evaluate the merits and risks of this investment.

          5.3.  Consents of Third Parties. None of the execution and delivery by
                -------------------------
such Purchaser of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Purchaser with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the governing documents of such Purchaser or (b) constitute a violation of any Law applicable to such Purchaser. Other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Purchaser in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by such Purchaser with any of the provisions hereof or thereof.

          5.4.  Litigation.  Except as set forth on Schedule 5.4, there are no
                ----------
Legal Proceedings pending or, to the knowledge of such Purchaser, threatened that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by such Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

     6.   Further Agreements of the Parties.

          6.1.  Covenants.  For so long as the Preferred Shares are convertible,
                ---------
the Company shall reserve that number of shares of Common Stock issuable upon conversion of the Preferred Shares, which shares shall not be subject to any preemptive or other similar rights.

          6.2.  Use of Proceeds.
                ---------------

          The Company shall use the cash proceeds from the sale of the Preferred Shares under this Agreement for the following purposes:

          (a) approximately $100,000 in payment of (i) reasonable fees and expenses of the Purchasers to be reimbursed on the Closing Date as contemplated by Section 9.2 hereof and (ii) fees and expenses incurred by the Company in connection with the transactions contemplated hereby; and

          (b)   the remainder for other working capital purposes.

          6.3.  Confidentiality.  Except as may be required by applicable law or
                ---------------
as otherwise agreed among the parties hereto, neither the Company, the Purchasers nor any of their respective Affiliates shall at any time publicly divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, any trade secrets or other confidential information of the Company or the Purchasers, without first obtaining the prior written consent of the other parties hereto; provided, however, that (i) the Purchasers shall be entitled to disclose information with respect to their investment in the Company on any reports that the Purchasers furnish to their investors or as otherwise required by Law and (ii) the Company shall be entitled to disclose its trade secrets or other confidential information not related to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby in any manner consistent with good business practice.

          6.4.  Other Actions.  The Company and the Purchasers agree to execute
                -------------
and deliver such other documents and take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents. The Purchasers shall use their reasonable efforts, at no cost to themselves, to cooperate in the Company's efforts to undertake a public offering of its stock.

          6.5.  Indemnity.
                ---------

          (a) The Company agrees to indemnify, defend and hold harmless the Purchasers (and their partners (and each officer and director thereof), directors, officers, members, stockholders, Employees, Affiliates, agents and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees, disbursements and related charges) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents; provided,
                                                                  --------
however, that any claim in respect of an inaccuracy or breach of a
-------
representation or warranty shall be made prior to the end of the survival period set forth in Section 4.21 hereof.

          (b) The Purchasers agree to indemnify, defend and hold harmless the Company (and its directors, officers, members, stockholders, Employees, Affiliates, agents and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Purchasers contained in this Agreement.

     7.   Transfer Restrictions.

          7.1.  Transfer Restrictions: Private Placement.
                ----------------------------------------

          (a) The Purchasers understand and agree that the Preferred Shares have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Purchasers acknowledge that they must bear the economic risk of the Preferred Shares for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Shares at the election of the Purchasers in accordance with the terms thereof, and to the Company's obligation to effect the registration of the Preferred Shares under the Securities Act in accordance with the terms of the Shareholders' Agreement (as defined in Section 8.1(k)) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) The Purchasers agree with the Company that the certificates evidencing the Preferred Shares will bear the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          (c) The legend endorsed on the certificates pursuant to Section 8.1(b) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

     8.   Conditions to Closing.

          8.1.  Conditions of Obligations of the Purchase. The obligation of the
                -----------------------------------------
Purchasers to purchase and pay for the Initial Preferred Shares which it has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchasers:

          (a)   Representations and Warranties.  The representations and
                ------------------------------
warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct.

          (b)   Compliance with Agreement.  The Company shall have performed and
                -------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date.

          (c)   Approvals. The Company shall have obtained any and all consents,
                ---------
waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the Transaction Documents.

          (d)   No Material Adverse Change. Since December 31, 1998, there shall
                --------------------------
not have been a Material Adverse Change.

          (e)   Certificate of Officer.  The Company shall have delivered to the
                ----------------------
Purchasers a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs
(a), (b), (c) and (d) of this Section 8.1.

          (f)   Opinion of the Company's Counsel.  The Purchasers shall have
                --------------------------------
received from Mayer, Brown & Platt, counsel for the Company, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel.

          (g)   Amendment to Certificate of Incorporation.  The Amended and
                -----------------------------------------
Restated Certificate of Incorporation required as a result of the rights granted under this Agreement and the Transaction Documents shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware.
The Company shall not have adopted or filed any other document designating the terms, relative rights or preferences of the Preferred Shares. The Amended and Restated Certificate of Incorporation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

          (h)   Qualification Under State Securities Laws.  All registrations,
                -----------------------------------------
qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation, the offer, sale, issuance and delivery of the Preferred Shares.

          (i)   Supporting Documents.  The Purchasers shall have received the
                --------------------
following:

                (i) Copies of resolutions of the Board and the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the Amended and Restated Certificate of Incorporation and, as to the Board, the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Preferred Shares, the form of By-laws of the Company, the forms of stock certificates, and all other documents and instruments to be delivered pursuant hereto and thereto;

                (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Purchasers or their counsel may reasonably request.

          (j)   Proceedings and Documents.  All corporate and other proceedings
                -------------------------
and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Purchasers and to their counsel.

          (k)   Shareholders' Agreement. The Purchasers shall have entered into
                -----------------------
a certain Shareholders' Agreement (the "Shareholders' Agreement") with the Company and each of the following individuals: Vern M. Kennedy, Terrence J. Anderson, Philip B. Smith and Tracy W. Korman.

          8.2.  Conditions of Company's Obligations. The Company's obligation to
                -----------------------------------
issue and sell the Preferred Shares to the Purchasers on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

          (a)   Representations and Warranties.  The representations and
                ------------------------------
warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

          (b)   Qualification Under State Securities Laws.  All registrations,
                -----------------------------------------
qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby, including without limitation, the offer, sale, issuance and delivery of the Preferred Shares.

          (c)   Payment of Purchase Price.  The Purchasers shall have delivered
                -------------------------
the Purchase Price specified in Section 2.1 hereof.

          (d)   Approvals.  The Purchasers shall have obtained any and all
                ---------
consents, waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the Transaction Documents.

          (e)   Amendment to Certificate of Incorporation.  The Amended and
                -----------------------------------------
Restated Certificate of Incorporation shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware.

          (f)   Shareholders' Agreement. The Company shall have entered into the
                -----------------------
Shareholders' Agreement.

     9.   Miscellaneous.

          9.1.  Certain Definitions.
                -------------------

     "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock" means the common stock, $.01 par value per share, of the Company.

     "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

     "Employee" means any current, former, or retired Employee, office consultant, independent contractor, agent, officer or director of the Company.

     "GAAP" means generally accepted accounting principles, as in effect in the United States.

     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

     "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "Material Adverse Change" means any material adverse change in the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, in the aggregate.

     "Material Adverse Effect" means any material adverse effect on the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, in the aggregate.

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "Representatives" of a Person means its officers, Employees, agents, legal advisors and accountants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          9.2.  Expenses.
                --------

          (a) At the Closing, the Company shall reimburse the Purchasers for all reasonable out-of-pocket fees and expenses of the Purchasers incurred in connection with the transactions contemplated hereby (including, without limitation, reasonable attorneys' and accountants' fees), up to a maximum of $100,000 in the aggregate. The Company agrees that such fees and expenses incurred through the Closing Date may be deducted by the Purchasers from the Purchase Price payable at the Closing.

          (b) The Company shall pay its own out-of-pocket expenses and all stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement, the Transaction Documents, or the issuance, delivery or acquisition of the Preferred Shares.

          (c) The Company further agrees to reimburse the Purchasers on demand for the Purchasers' reasonable out-of-pocket fees and expenses incurred in connection with any amendment to or waiver or enforcement of this Agreement.

          9.3.  Specific Performance.  Each of the parties hereto acknowledges
                --------------------
and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          9.4.  Further Assurances.   The Company and the Purchasers each agree
                ------------------
to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          9.5.  Submission to Jurisdiction, Consent to Service of Process.
                ---------------------------------------------------------

          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.9 hereof.

          9.6.  Entire Agreement, Amendments and Waiver.   This Agreement
                ---------------------------------------
(including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          9.7.  Governing Law.   This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

          9.8.  Table of Contents; Headings; Interpretive Matters.  The table of
                -------------------------------------------------
contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          9.9  Notices.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be deemed given when delivered personally, by telecopy or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

          If to the Company, to:

          Coaxicom, Inc.
          45-18 Court Square
          Suite 403
          Long Island City, NY 11101
          Attention:  Vern Kennedy
          Facsimile:  (718) 706-9575

          With a copy (which shall by itself not constitute notice) to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, NY 10019
          Attention:  Thomas M. Vitale, Esq.
          Facsimile:  (212) 262-1910


          If to the Purchasers, to:

          Baker Communications Fund, L.P.
          c/o Baker Capital Partners, LLC
          540 Madison Avenue
          New York, NY 10022
          Attention:  Edward W. Scott
          Facsimile:  (212.) 486-0410

          and to the other Purchasers as set forth on Schedule A to this Agreement

          With a copy (which shall by itself not constitute notice) to:

          Swidler Berlin Shereff Friedman, LLP
          919 Third Avenue
          New York, NY 10022
          Attention:  Richard A. Goldberg, Esq.
          Facsimile:  (212) 758-9526

          and:

          Wise & Shepard, LLP
          3030 Hansen Way, Suite 100
          Palo Alto, CA 94304-1006
          Attention:  Jerrold F. Petruzzelli
          Facsimile:  (650) 856-1200

          All notices are effective upon receipt or upon refusal if properly delivered.

          9.10. Severability. If any provision of this Agreement is invalid or
                ------------
unenforceable, the balance of this Agreement shall remain in effect.

          9.11. Binding Effect; Assignment. This Agreement shall be binding upon
                --------------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchasers (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchasers may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchasers, but any such assignment shall not relieve the Purchasers of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers as a purchaser or holder of Preferred Shares (or any securities pursuant to which such Preferred Shares may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Preferred Shares who acquires at least $100,000 in original purchase price value of the Preferred Shares other than pursuant to open-market purchases. Upon any permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

          9.12. Counterparts. This Agreement may be executed simultaneously in
                ------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                              COMMUNICATIONS VENTURES II
                                              AFFILIATES FUND, L.P.


                                              By:______________________
                                                 Name:
                                                 Title:
                                                 505 Hamilton Avenue, Suite 305
                                                 Palp Alto, California 94310
                                                 Fax: 650-325-9608

     IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

                                              COAXICOM, INC.


                                              By: /s/ Vern Kennedy
                                                 -----------------------------
                                                 Name:
                                                 Title: President and CEO


                                              BAKER COMMUNICATIONS FUND, L.P.,

                                              By: Baker Capital Partners, LLC
                                                  Its General Partner


                                              By: /s/ Edward Scott
                                                 -----------------------------
                                                 Name:
                                                 Title: Manager


                                              COMMUNICATIONS VENTURES II, L.P.


                                              By:/s/: Roland A. VanderMeer
                                                 -------------------------------
                                                 Name: Roland A. VanderMeer
                                                 Title: Managing Member



                                              COMMUNICATIONS VENTURES II
                                              AFFILIATES FUND, L.P.


                                              By:/s/: Roland A. VanderMeer
                                                 _______________________________
                                                 Name:  Roland A. VanderMeer
                                                 Title: Managing Member

                 Securities Purchase Agreement Signature Page

                                            NEW ENTERPRISE ASSOCIATES VII, L.P.


                                            By:______________________________
                                               Name:
                                               Title:

                 Securities Purchase Agreement Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

                                              COAXICOM, INC.


                                              By:______________________________
                                                 Name:
                                                 Title:


                                              BAKER COMMUNICATIONS FUND, L.P.,

                                              By: Baker Capital Partners, LLC
                                                  Its General Partner


                                              By:______________________________
                                                 Name:
                                                 Title:


                                              COMMUNICATIONS VENTURES II, L.P.

                                              By:______________________________
                                                 Name:
                                                 Title:


                                              COMMUNICATIONS VENTURES II
                                              AFFILIATES FUND, L.P.

                                              By:______________________________
                                                 Name:
                                                 Title:

                 Securities Purchase Agreement Signature Page

                                            NEW ENTERPRISE ASSOCIATES VII, L.P.


                                             By:/s/ Peter Bains
                                                ------------------------------
                                                Name:
                                                Title:


                                             WPG ENTERPRISE FUND III, L.L.C.

                                             By: WPG VC Fund Adviser, L.L.C
                                                 Fund Investment Advisory Member


                                             By: /s/: Barry Eggers
                                                ------------------------------
                                                Name: Barry Eggers
                                                Title: Managing Member


                                             WPG INFORMATION SCIENCES
                                             ENTREPRENEUR FUND, L.P.


                                             By: WPG VC Fund Adviser, LLC
                                                 General Partner


                                             By: ______________________________
                                                 Name: Barry Eggers
                                                 Title: Managing Member

                 Securities Purchase Agreement Signature Page

                                           WEISS, PECK & GREER VENTURE
                                           ASSOCIATES IV CAYMAN, L.P.


                                           By: WPG Venture Advisers, Ltd.
                                               Administrative General Partner



                                           By:__________________________________
                                              Name: Robin Smith or Scott Dakers
                                              Title: Director


                                           WPG ENTERPRISE FUND III,L.L.C.

                                           By: WPG VC Fund Adviser, LLC,
                                               Fund Investment Advisory Member

                                           By: /s/ Barry Eggers
                                              ----------------------------------
                                              Name: Barry Eggers
                                              Title: Managing Member



                                           WEISS, PECK & GREER  VENTURE
                                           ASSOCIATES IV, L.L.C.

                                           By: WPG VC Fund Adviser, L.L.C.,
                                               Fund Investment Advisory Member


                                           By: /s/ Barry Eggers
                                               ---------------------------------
                                               Name: Barry Eggers
                                               Title: Managing Member

                 Securities Purchase Agreement Signature Page

                                      WPG INFORMATION SCIENCES
                                      ENTREPRENEUR FUND, L.P.

                                      By:  WPG VC Fund Adviser, L.L.C.
                                           General Partner


                                      By:______________________________________
                                         Name: Barry Eggers
                                         Title:  Managing Member


                                      WEISS, PECK & GREER VENTURE
                                      ASSOCIATES IV CAYMAN, L.P.

                                      By:  WPG Venture Advisers, Ltd.
                                           Administrative General Partner


                                      By:/s/: Scott Dakers
                                         --------------------------------------
                                         Name:  Scott Dakers
                                         Title:  Director



                 Securities Purchase Agreement Signature Page

                                  SCHEDULE A


The Holders                             Purchase Price      Holders' Preferred
-----------                             --------------      ------------------
                                                            Shares
                                                            ------

Communications Ventures II, L.P.        $2,573,015.33             576,160
505 Hamilton Avenue, Suite 305
Palo Alto, California  94310
Fax: 415-325-9608

Communications Ventures II              $  109,176.78              47,245
Affiliates
Fund, L.P.
505 Hamilton Avenue, Suite 305
Palo Alto, California 94310
Fax: 415-325-9608

New Enterprise Associates VII, L.P.     $2,784,002.05             623,405
11911 Freedom Drive
One Fountain Square, Suite 580
Reston, Virginia 20190
Fax: 703-834-7579

WPG Enterprise Fund III, LLC            $1,042,844.68             233,518
2882 Sand Hill Road, Suite 106
Menlo Park, California 94025
Fax: 650-234-8333

Weiss, Peck & Greer Venture             $1,192,408.79             267,009
 Associates IV, LLC
2882 Sand Hill Road, Suite 106
Menlo Park, California 94025
Fax: 650-234-8333

Weiss, Peck & Greer Venture             $  150,542.12              33,710
  Associates IV Cayman, L.P.
2882 Sand Hill Road, Suite 106
Menlo Park, California 94025
Fax: 650-234-8333

The Holders                             Purchase Price      Holders' Preferred
-----------                             --------------      ------------------
                                                            Shares
                                                            ------

WPG Information Sciences                $   46,207.63              10,347
  Entrepreneur Fund, L.P.
2882 Sand Hill Road, Suite 106
Menlo Park, California 94025
Fax: 650-234-8333

                                   SCHEDULE B

           Breakdown of Option to Purchase Series D Preferred Shares


Baker Communications Fund, L.P. - 3,786,351 shares

The Holders - 1,514,541 shares

                                   EXHIBIT A

The Amended and Restated Certificate of Incorporation of Coaxicom, Inc., is located behind Tab 4 of this volume.